Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y.  10016

FOR IMMEDIATE RELEASE:

January 10, 2007

Contact:

Michael Shaffer

Executive Vice President

& Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION

REAFFIRMS FOURTH QUARTER EARNINGS GUIDANCE

New York, New York – January 10, 2007 - Phillips-Van Heusen Corporation (NYSE:PVH) in conjunction with its presentation by Company management today at the Cowen & Co. 5th Annual Consumer Conference stated that it expects to at least meet the Company’s earnings guidance provided on November 20, 2006 for the fourth quarter of 2006 ending February 4, 2007.  The webcast of the conference can be accessed by logging onto www.pvh.com and going to the “News Release” page under the “Investor Relations” tab.

For the quarter, the Company is estimating  that GAAP earnings per share will be at least $0.43, as previously announced.  This compares to 2005 fourth quarter earnings per share of $0.41, which did not include the impact of expensing stock options.  If stock options were expensed in the fourth quarter 2005, the impact would have been $0.05 per share under the provisions of SFAS 123.  The Company’s estimate for the fourth quarter 2006 includes an increase over the prior year of $25 million in national advertising to support the Calvin Klein, Van Heusen, IZOD and Arrow brands, up from a $20 million increase previously projected.

The Company’s acquisition of substantially all of the assets of Superba, Inc. was completed at the beginning of January and, as noted in its November 20, 2006 press release, is not expected to have a material effect on 2006 results.

Phillips-Van Heusen Corporation is one of the world’s largest apparel and neckwear companies.  It owns and markets the Calvin Klein brand worldwide.  It is the world’s largest shirt company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, Arrow, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, unlisted, A Kenneth Cole Production, BCBG Max Azria, BCBG Attitude, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, Tommy Hilfiger, and Perry Ellis.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this release and during the presentation, including, without limitation, statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositioning of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and safeguard controls  (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company’s existing, operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s presentation includes certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information at the end of the Company’s press releases announcing its results for its year ended January 29, 2006 and its quarter ended October 29, 2006,  which are available on the Company’s website at www.pvh.com,  and in its Current Reports on Form 8-K furnished to the SEC on March 20, 2006 and November 20, 2006,  which are available on the Company’s website at www.pvh.com and the SEC’s website at www.sec.gov.

The information made available during the presentation contains certain forward-looking statements which reflect the Company’s view of future events and financial performance as of November 20, 2006, except for earnings per share for the quarter ending February 4, 2007, which is the Company’s view as of January 10, 2007.  The Company does not undertake any obligation to update publicly any such forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.